Exhibit 99.1

Viewbix Reports its Consolidated Financial Results for the First Quarter of 2023 with Revenues Totaling $20.9 Million

Viewbix, together with its subsidiaries, reached EBITDA of $658 thousand

Amihay Hadad, Viewbix’s CEO: “We continue to see impressive growth in demand for our digital content platform’s solutions .... With the trend of profit improvement reported in Gix Media’s search platform as well, we are looking forward to the upcoming quarters.”

Ramat Gan, Israel, May 15, 2023 – Viewbix Inc. (OTC: VBIX) (“Viewbix” or the “Company”), a global developer of mar-tech and ad-tech innovative technologies, today announced its interim consolidated financial results for the first quarter of 2023, highlighted by consistent growth in revenues, which reached $20.9 million.

The Company’s consolidated financial results demonstrate the continued growth of its digital content platform, operated by its subsidiary Cortex Media Group Ltd. (“Cortex”), with strong improvement in its EBITDA, reaching $658 thousand.

“We are very pleased with the performance we have seen in the first quarter of 2023,” said Viewbix CEO, Mr. Amihay Hadad, commenting on the results. “We continue to witness a growth in demand for our digital content platform’s solutions, and the growth we see in these reports is even more impressive considering the fact that the first quarter of the year is generally characterized by a lower volume of activity compared to the average. With the trend of EBITDA improvement reported in Gix Media’s search platform as well, we are looking forward to the upcoming quarters.”

The consolidated results refer to Viewbix’s interim consolidated financial statements (together with its subsidiaries Gix Media Ltd. (“Gix Media”) and Cortex) for the three months ending March 31, 2023, in comparison to the same period of 2022.

Key highlights for the first quarter ended March 31, 2023, include:

●	Revenues for the first quarter of 2023 reached $20.9 million compared to $20.4 million for the same period last year. Out of this amount, the revenues from our digital content platform accounted for $15,752 thousand for the first quarter of 2023.
●	Operating Loss for the first quarter of 2023 was $76 thousand compared to an operating income of $219 thousand for the corresponding period in 2022. The reason for the decrease in the operating income is mainly due to the increase in general and administrative expenses, following the reorganization transaction with Gix Media on September 19, 2022 in the amount of approximately $290 thousand in the first quarter of 2023 in comparison to the same period of 2022.
●	EBITDA (Earnings Before Interest, Taxes, Depreciations, Amortizations) for the first quarter of 2023 amounted to $658 thousand, compared to $805 thousand for the corresponding period in 2022.
●	Net cash from operating activities was positive for the first quarter of 2023 and amounted to $12 thousand as compared to negative net cash from operating activities in the amount of $1,950 thousand for the corresponding period in 2022.

First Quarter 2023 Financial Highlights (Including EBITDA Reconciliation):

U.S. dollars in thousands	For the three months ended March 31
	2023	2022	%
Revenues	20,862	20,435	2%
Operating income (loss)	(76)	219	(135)%
EBITDA	658	805	(18)%
Adjusted EBITDA	688	806	(15)%
GAAP Net Loss	(345)	(149)	(132)%
Non-GAAP Net Income	337	371	(9)%
Net Cash from Operations	12	(1,950)	101%

U.S. dollars in thousands	For the three months ended March 31
	2023	2022
GAAP Net Loss	(345)	(149)
Financial expenses, net	185	337
Taxes on income	84	31
Depreciation and amortization	734	586
EBITDA	658	805
Share-based compensation expenses	30	1
Adjusted EBITDA	688	806
Financial expenses, net	(185)	(337)
Taxes on income	(84)	(31)
Deferred tax income in connection with amortization of intangible assets	(82)	(67)
Non- GAAP Net Income	337	371

Use of Non-GAAP Measures

Viewbix’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the U.S. Securities and Exchange Commission (the “SEC”). Viewbix has provided in this release certain financial information that has not been prepared in accordance with GAAP. Viewbix’s management believes that the non-GAAP EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Viewbix’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Viewbix’s industry. However, the non-GAAP financial measures that Viewbix uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude share-based compensation expenses, acquisition related expenses, amortization of acquired intangible assets and the related taxes thereon. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding stock-based compensation expenses, depreciation, acquisition related items consisting of amortization of intangible assets, acquisition related expenses.

About Viewbix Inc.

Viewbix, through its subsidiaries Gix Media Ltd. and Cortex Media Group Ltd., operates in the field of digital advertising (together, the “Group”). The Group has two main activities: ad-search and digital content. The search platform develops a variety of technological software solutions, that automate, optimize and monetize online campaigns, by acquiring and routing internet user traffic to search engines . The digital content platform creates, edits and markets content in various languages to various target audiences in order to generate revenues from advertisements displayed together with the content, which are posted numerous digital content, marketing and advertising platforms (such as Google, Facebook, Yahoo and Apple), in order to attract internet user traffic for advertisers. Viewbix’s technological tools allow advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their websites.

For more information about Viewbix, visit https://corp.viewbix.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on Viewbix’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. For example, the Company is using forward-looking statements when stating that certain identified trends of profit improvement reported in its search platform may lead to positive and sustained results in future fiscal quarters, or that financial results demonstrate continued growth and momentum in the digital content platform space. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Viewbix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Viewbix is not responsible for the contents of third-party websites.

INVESTOR RELATIONS CONTACTS:

Michal Efraty

Investor Relations

+972-(0)52-3044404

michal@efraty.com

VIEWBIX INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

U.S. dollars in thousands (except share data)

	As of	As of
	March 31, 2023	December 31, 2022

ASSETS

CURRENT ASSETS

Cash and cash equivalents	1,771	4,196
Restricted deposits	184	185
Accounts receivable	15,559	20,945
Loan to parent company	3,635	3,542
Other current assets	822	973

Total current assets	21,971	29,841

NON-CURRENT ASSETS

Severance pay funds	51	52
Deferred taxes	257	340
Property and equipment, net	284	302
Operating lease right-of-use asset	464	486
Intangible assets, net	14,599	15,313
Goodwill	17,361	17,361

Total non-current assets	33,016	33,854

Total assets	54,987	63,695

VIEWBIX INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Cont.)

U.S. dollars in thousands (except share data)

	As of	As of
	March 31, 2023	December 31, 2022

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	14,056	19,782
Short-term loans	4,822	5,069
Current maturities of long-term loans	1,879	1,500
Other payables	1,381	2,084
Operating lease liabilities - short term	85	87

Total current liabilities	22,223	28,522

NON-CURRENT LIABILITIES

Accrued severance pay	148	152
Long-term loans, net of current maturities	3,585	2,881
Operating lease liabilities - long term	360	388
Deferred taxes	1,712	1,853

Total non-current liabilities	5,805	5,274

Commitments and Contingencies

SHAREHOLDERS’ EQUITY

Common stock of $0.0001 par value - Authorized: 490,000,000 shares; Issued and outstanding: 14,783,964 shares as of March 31, 2023, and December 31, 2022	3	3
Additional paid-in capital	25,374	25,350
Accumulated deficit	(3,735)	(3,338)
Equity attributed to shareholders of Viewbix Inc.	21,642	22,015
Non-controlling interests	5,317	7,884
Total equity	26,959	29,899

Total liabilities and shareholders’ equity	54,987	63,695

VIEWBIX INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

U.S. dollars in thousands (except share data)

	For the three months ended March 31,
	2023	2022

Revenues	20,862	20,435

Costs and Expenses:
Traffic-acquisition and related costs	17,981	17,615
Research and development	796	848
Selling and marketing	723	620
General and administrative	704	547
Depreciation and amortization	734	586

Operating income (loss)	(76)	219

Financial expense, net	185	337

Loss before income taxes	(261)	(118)

Income tax expense	84	31

Net loss	(345)	(149)

Less: net income attributable to non-controlling interests	52	119
Net loss attributable to shareholders of Viewbix Inc.	(397)	(268)

Net income per share – Basic attributed to shareholders:	(0.03)	(0.02)

Net income per share – Diluted attributed to shareholders:	(0.03)	(0.02)

Weighted average number of shares – Basic:	14,783,964	(*)14,783,964

Weighted average number of shares – Diluted:	15,044,630	(*)15,044,630

(*)	Share and per share data in these financial statements have been retrospectively adjusted to reflect a number of shares that is equivalent to the number of shares of the Company post the Reorganization Transaction.